Exhibit 10.5

PATENT AND TRADEMARK SECURITY AGREEMENT

This PATENT AND TRADEMARK SECURITY AGREEMENT, dated as of July 21, 2006 (this “Agreement”), made by EMAGIN CORPORATION, a Delaware corporation (the “Grantor”), to ALEXANDRA GLOBAL MASTER FUND LTD., a British Virgin Islands international business company, as collateral agent (in such capacity, the “Collateral Agent”) on behalf of the Holders (such capitalized term and all other capitalized terms used in this Agreement having the respective meanings provided in this Agreement).

W I T N E S S E T H:

WHEREAS, the Grantor and the several Buyers are parties to the several Note Purchase Agreements pursuant to which, among other things, the Buyers have agreed to purchase up to $7,000,000 aggregate principal amount of Notes of the Grantor;

WHEREAS, the Grantor has certain right, title and interest in and to certain patents, patent applications and trademarks and related property;

WHEREAS, the Grantor has agreed to grant to the Collateral Agent a security interest in its right, title and interest in and to certain patents, patent applications, trademarks and related rights to secure the payment and performance of certain obligations of the Grantor, including, without limitation, obligations of the Grantor under the Notes, the Note Purchase Agreements, the Security Agreement and this Agreement;

WHEREAS, it is a condition precedent to the several obligations of the Buyers to purchase their respective Notes that the Grantor shall have executed and delivered this Agreement to the Collateral Agent for the ratable benefit of the Holders;

WHEREAS, the Grantor is contemporaneously herewith entering into the Security Agreement and the Lockbox Agreement with the Collateral Agent for the ratable benefit of the Holders;

NOW, THEREFORE, in consideration of the premises and to induce the Buyers to purchase their respective Notes pursuant to the Note Purchase Agreements, the Grantor hereby agrees with the Collateral Agent, for the ratable benefit of the Holders, as follows:

1.  Definitions.

(a) As used in this Agreement, the terms “Agreement”, “Grantor” and “Collateral Agent” shall have the respective meanings assigned to such terms in the introductory paragraph of and the recitals to this Agreement.

(b) All the agreements or instruments herein defined shall mean such agreements or instruments as the same may from time to time be supplemented or amended or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms thereof and of this Agreement.

(c) Capitalized terms used herein without definition shall have the respective meanings assigned to such terms in the Notes.

(d) The following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Accounts” means all rights to payment for goods sold or leased or for services rendered, whether or not such rights have been earned by performance.

“Additional Note” means the Note issued pursuant to the Additional Note Purchase Agreement.

“Additional Note Purchase Agreement” means the Note Purchase Agreement, dated as of July 21, 2006, by and between the Grantor and Stillwater LLC, which by its terms contemplates the issuance of up to $500,000 aggregate principal amount of Notes on or after December 10, 2006.

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the subject Person. For purposes of this definition, “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

“Buyer” means any of the several buyers party to a Note Purchase Agreement.

“Code” means the Uniform Commercial Code as from time to time in effect in the State of Delaware.

“Collateral” means all of the Grantor’s right, title and interest in and to each of the following, whether now owned or at any time hereafter acquired by the Grantor or in which the Grantor now has or at any time in the future may acquire any right, title or interest:

(1) all Patents;

(2) all Patent Licenses;

(3) all Trademarks;

(4) all Trademark Licenses;

(5) all Contracts, Documents and General Intangibles developed or acquired by the Grantor relating to any and all of the foregoing;

(6) all insurance policies to the extent they relate to the preceding items (1) through (5); and

(7) to the extent not otherwise included in the preceding items (1) through (6), all Proceeds, products, rents, issues, profits and returns of and arising from any and all of the foregoing.

“Contracts” shall have the meaning assigned to such term under the Code.

“Documents” shall have the meaning assigned to such term under the Code.

“Event of Default” means:

(1)  the failure by the Grantor to perform in any material respect any obligation of the Grantor under this Agreement as and when required by this Agreement;

(2)  any representation or warranty made by the Grantor pursuant to this Agreement shall have been untrue in any material respect when made or deemed to be made;

(3)  the failure by the Grantor to perform in any material respect any obligation of the Grantor under the Security Agreement as and when required by the Security Agreement;

(4) any representation or warranty made by the Grantor pursuant to the Security Agreement shall have been untrue in any material respect when made or deemed to be made;

(5) the failure by the Grantor to perform in any material respect any obligation of the Grantor under the Lockbox Agreement as and when required by the Lockbox Agreement;

(6) any representation or warranty made by the Grantor pursuant to the Lockbox Agreement shall have been untrue in any material respect when made or deemed to be made; or

(7) any Event of Default, as that term is defined in any of the Notes.

“General Intangibles” shall have the meaning ascribed to such term in the Code.

“Holder” means any Buyer or any holder from time to time of any Note.

“Issuance Date” means the date on which the Notes are initially issued.

“Lien” shall mean any lien, mortgage, security interest, chattel mortgage, pledge or other encumbrance (statutory or otherwise) of any kind securing satisfaction or performance of an obligation, including any agreement to give any of the foregoing, any conditional sales or other title retention agreement, any lease in the nature thereof, and the filing of or the agreement to give any financing statement under the Code of any jurisdiction or similar evidence of any encumbrance, whether within or outside the United States.

“Lockbox Agent” means the Person from time to time serving as Lockbox Agent under the Lockbox Agreement.

“Lockbox Agreement” means that certain Lockbox Agreement, dated as of July 21, 2006, by and between the Grantor and the Lockbox Agent.

“Majority Holders” means at any time such of the holders of Notes, which based on the outstanding principal amount of the Notes, represents a majority of the aggregate outstanding principal amount of the Notes.

“Note Purchase Agreements” means the several Note Purchase Agreements, dated as of July 21, 2006, by and between the Grantor and the respective Buyer party thereto pursuant to which the Grantor issued the Notes, including, without limitation, the Additional Note Purchase Agreement.

“Notes” means the Grantor’s 6% Senior Secured Convertible Notes due 2007-2008 originally issued pursuant to the Note Purchase Agreements, including, without limitation, the Additional Note.

“Obligations” shall mean:

(1) the full and prompt payment when due of all obligations and liabilities to the Holders, whether now existing or hereafter arising, under the Notes, this Agreement or the other Transaction Documents and the due performance and compliance with the terms of the Notes and the other Transaction Documents;

(2) any and all sums advanced by the Collateral Agent or any Holder in order to preserve the Collateral or to preserve the Collateral Agent’s security interest in the Collateral;

(3) in the event of any proceeding for the collection or enforcement of any obligations or liabilities of the Grantor referred to in the immediately preceding clauses (1) and (2) in accordance with the terms of the Notes and this Agreement, the reasonable expenses of re-taking, holding, preparing for sale, selling or otherwise disposing of or realizing on the Collateral, or of any other exercise by the Collateral Agent of its rights hereunder, together with reasonable attorneys’ fees and court costs; and

(4) any amounts for which any Holder is entitled to indemnification under Section 4(n).

“Patent(s)” means all patents, patent applications and patent disclosures which are presently, or in the future may be, owned, issued, acquired or used (whether pursuant to a license or otherwise) anywhere in the world by the Grantor, in whole or in part, and all of the Grantor’s right, title and interest in and to all patentable inventions and to file applications for patents under patent laws of the United States or of any other jurisdiction, including any and all extensions, reissues, substitutes, continuations, continuations-in-part, divisional, patents of addition, re-examinations and renewals thereof, and patents issuing therefrom, and any other proprietary rights related to any of the foregoing (including, without limitation, remedies against infringements thereof and rights of protection of an interest therein under the laws of all jurisdictions) and any and all foreign counterparts of any of the foregoing, including without limitation, those listed on Exhibit A to this Agreement.

“Patent Licenses” means each license agreement identified in Exhibit A to this Agreement as it may be amended, supplemented or otherwise modified from time to time, and each license agreement relating to Patents hereafter granted to, used or acquired by the Grantor, in each case together with the right to use and rely upon the inventions and other intellectual property conveyed thereunder.

“Person” means any natural person, corporation, partnership, limited liability company, trust, incorporated organization, unincorporated association or similar entity or any government, governmental agency or political subdivision.

“Proceeds” shall have the meaning assigned to such term under the Code.

“PTO” means the United States Patent and Trademark Office.

“Security Agreement” means the Pledge and Security Agreement, dated as of July 21, 2006, between the Grantor and the Collateral Agent.

“Security Interest” means the security interest and collateral assignment granted in the Collateral pursuant to this Agreement.

“Subsidiary” means any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by the Company.

“Trademark License” means each license agreement identified in Exhibit B hereto as it may be amended, supplemented or otherwise modified from time to time, and each license agreement relating to Trademarks hereafter used, adopted or acquired by the Grantor.

“Trademarks” means (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers of the Grantor adopted for use in conjunction with the sale of Medical Devices or Competitive Products, now existing anywhere in the world or hereinafter adopted or acquired, whether currently in use or not, and the goodwill associated therewith, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, those identified in Exhibit B to this Agreement, and (b) all renewals thereof by the Grantor.

“Transaction Documents” means the Notes, the Note Purchase Agreements, this Agreement, the Security Agreement, the Lockbox Agreement, the Warrants and the other agreements, instruments and documents contemplated hereby and thereby, and any amendments, extensions or renewals thereof or replacements therefor.

2. Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due of the Obligations and for the other purposes provided in this Agreement, the Grantor hereby grants, assigns and conveys to the Collateral Agent, for the ratable benefit of the Holders, all of the Grantor’s right, title and interest in and to the Collateral as collateral security and hereby grants the Collateral Agent a continuing first priority security interest therein. Such grant includes, without limitation, a grant of the security interest to secure the payment and performance of Obligations relating to the Additional Note upon the date of issuance of such Additional Note. Notwithstanding the foregoing assignment, unless and until there shall have occurred and be continuing an Event of Default, the Grantor shall retain and the Collateral Agent hereby grants to the Grantor the exclusive, non-transferable, revocable right and license to use the Collateral on and in connection with making, having made, using and selling products sold by the Grantor, for the Grantor’s own benefit and account and for none other (except as provided in the Patent Licenses identified on Exhibit A and the Trademark Licenses identified on Exhibit B). The Grantor agrees not to sell or assign its interest in, or grant any sublicense under, the foregoing license granted to the Grantor without the prior written consent of the Collateral Agent, which may be withheld in the Collateral Agent’s sole and absolute discretion.

3. Representations and Warranties. The Grantor hereby represents and warrants that:

(a) Description of Collateral. True and complete schedules setting forth all Patents, Patent Licenses, Trademarks and Trademark Licenses owned, held, controlled or used by the Grantor or to which the Grantor is a party on the date of this Agreement, together with a summary description and full information in respect of the filing, registration, issuance and expiration dates thereof, as applicable, are set forth on Exhibit A with respect to Patents and Patent Licenses and on Exhibit B with respect to Trademarks and Trademark Licenses, respectively, to this Agreement.

(b) Title; No Other Liens. Except for the Lien granted to the Collateral Agent for the ratable benefit of the Holders pursuant to this Agreement and the Lien granted to the Collateral Agent for the ratable benefit of the Holders pursuant to the Security Agreement, the Grantor is the sole and exclusive owner of and has good and marketable title to each item of the Collateral free and clear of any and all Liens or claims of others, except as permitted by Section 3.9 of the Notes. None of the Grantor’s Subsidiaries or other entities controlled by the Grantor has any right, title or interest in or to any of the Collateral. No security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as may have been filed in favor of the Collateral Agent, for the ratable benefit of the Holders, pursuant to this Agreement or the Security Agreement.

(c) Perfected First Priority Liens. The Liens granted pursuant to this Agreement will constitute, upon the completion of all the filings or notices listed in Exhibit C to this Agreement, which Exhibit includes all UCC-1 financing statements to be filed pursuant to the terms of the Security Agreement, all requisite filings to be made with the PTO in the forms substantially similar to that of Exhibit E and Exhibit F to this Agreement, valid and perfected Liens on all Collateral in favor of the Collateral Agent for the ratable benefit of the Holders, which are prior to all other Liens on such Collateral and which are enforceable as such against all Persons.

(d) Consents under Contracts. No consent (other than consents that have been obtained) of any party (other than the Grantor) to any Contract that constitutes part of the Collateral is required, or purports to be required, in connection with the execution, delivery and performance of this Agreement or the exercise of the Collateral Agent’s rights and remedies provided herein or at law.

(e) Chief Executive Office. The Grantor’s chief executive office and chief place of business is located at 10500 N.E. 8th Street, Suite 1400, Bellevue, WA 98004.

(f) Authority. The Grantor has full power, authority and legal right to grant the Collateral Agent the Lien on the Collateral pursuant to this Agreement.

(g) Approvals, Filings, Etc. No authorization, approval or consent of, or filing, registration, recording or other action with, any United States or foreign court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market, the stockholders of the Company or any other Person, including, without limitation, the PTO, is required to be obtained or made by the Company or any Subsidiary (x) for the grant by the Grantor of the Lien on the Collateral pursuant to this Agreement, (y) the collateral assignment of the Collateral to the Collateral Agent pursuant to this Agreement or (z) to perfect the Lien purported to be created by this Agreement, in each case except as has been obtained or made or (z) for the exercise of the Collateral Agent’s rights and remedies provided herein or at law.

(h) No Claims. Each of the Patents and Trademarks existing on the date hereof is valid and enforceable, and the Grantor is not presently aware of any past, present or prospective claim by any third party that any of such Patents or Trademarks are invalid or unenforceable, or that the use of any Patents does or may violate the rights of any third person, or of any basis for any such claims.

(i) Statutory Notice. The Grantor has used and will continue to use proper statutory notice in connection with its use of the Patents.

(j) Certain Patent Matters. To its knowledge, the Grantor does not lack any material rights or licenses to use the Patents or to make, have made, use, sell, or offer for sale the claimed subject matter of the Patents. To the knowledge of the Grantor, there are no facts which would form a basis for a finding that any of the claims of the Patents is unpatentable, unenforceable or invalid. To the knowledge of the Grantor, there are no pending U.S. or foreign patent applications which, if issued, would limit or prohibit the ability of the Grantor or the Collateral Agent to make, have made, use, sell, or offer for sale the claimed subject matter of the Patents.

(k) Custom License Matters. Each Patent License or Trademark License is the legal, valid and binding obligation of the Grantor and the respective licensor thereunder; the Grantor is not, and, to the best knowledge of the Grantor, each licensor is not, in default of any of its obligations under any Patent License or Trademark License; no event has occurred and no circumstance exists that with the giving of notice or the passage of time, or both, would constitute such a default by the Grantor; and, to the best knowledge of the Grantor, no such event has occurred or circumstance exists that would constitute a default by the licensor under any Patent License or Trademark License.

4. Covenants. The Grantor covenants and agrees with the Collateral Agent that from and after the date of this Agreement until the payment and performance in full by the Grantor of all of the Obligations:

(a) Further Documentation. At any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of the Grantor, the Grantor will promptly and duly execute and deliver such further instruments and documents and take such further action as the Collateral Agent may request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, any applicable filing with the PTO and the filing of any financing or continuation statements under the Code or similar laws in effect in any such jurisdiction with respect to the Liens created hereby. The Grantor also hereby authorizes the Collateral Agent to file any such financing or continuation statement without the signature of the Grantor to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

(b) Maintenance of Records. The Grantor will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral. For the further security of the Collateral Agent for the ratable benefit of the Holders, the Grantor hereby grants to the Collateral Agent, for the ratable benefit of the Holders, a security interest in all of the Grantor’s books and records pertaining to the Collateral, and the Grantor shall turn over any such books and records for inspection at the office of the Grantor to the Collateral Agent or to its representatives during normal business hours at the request of the Collateral Agent.

(c) Limitation on Liens on Collateral. The Grantor (x) will not create, incur or permit to exist, will defend the Collateral against, and will take such other action as is necessary to remove, any Lien or claim on or to the Collateral, other than the Liens created hereby and by the Security Agreement and Liens permitted by Section 3.9 of the Notes, and (y) will defend the right, title and interest of the Collateral Agent in and to any of the Collateral against the claims and demands of all Persons.

(d) Limitations on Dispositions of Collateral. The Grantor will not sell, transfer, assign, grant any participation in, sublicense or otherwise dispose of any of the Collateral to any Persons, including, without limitation, any Subsidiary or Affiliate, or attempt, offer or contract to do so.

(e) Limitations on Modifications, Waivers, Extensions of Patent Licenses and Trademark Licenses. The Grantor will not (i) amend, modify, terminate or waive any provision of any Patent License with respect to any Patent or Trademark License with respect to any Trademark in any manner which could reasonably be expected to materially adversely affect the value of such Patent License or Trademark License as Collateral, (ii) fail to exercise promptly and diligently each and every material right and perform each material obligation which it may have under each Patent License and Trademark License with respect to any Trademarks. Within two Business Days of receipt thereof, the Grantor will deliver to the Collateral Agent a copy of each material demand, notice or document received by it relating in any way to each Patent License and Trademark License.

(f) Further Identification of Collateral. The Grantor shall furnish to the Collateral Agent from time to time, upon the request of the Collateral Agent, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

(g) Notices. The Grantor shall advise the Collateral Agent promptly, but in no event later than two Business Days after the occurrence thereof, in reasonable detail, at its address specified in accordance with Section 15 (i) of any Lien on, or claim asserted against, any of the Collateral, other than as created hereby or as permitted hereby, (ii) of any Event of Default or any event which, with the giving of notice or the passage of time, or both, would become an Event of Default and (iii) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the Liens created hereunder or the rights of the Collateral Agent hereunder.

(h) Patents.

(1) The Grantor will notify the Collateral Agent immediately if it knows, or has reason to know, that any application relating to any Patent may become abandoned or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the PTO or any court or tribunal in any country) regarding the Grantor’s ownership of or license rights or other rights with respect to any Patent.

(2) The Grantor will, with respect to any Patent that the Grantor obtains after the Issuance Date or any Patent License that the Grantor acquires after the Issuance Date, promptly, but in no event later than five Business Days thereafter, (i) take all actions necessary so that the Collateral Agent shall obtain a perfected security interest in such Patent or Patent License and (ii) provide to the Collateral Agent a revised Exhibit A, listing all Patents and all Patent Licenses in which the Grantor has an interest.

(3) Upon request of the Collateral Agent, the Grantor shall execute and deliver any and all agreements, instruments, documents, and papers as the Collateral Agent may request to evidence the Collateral Agent’s security interest in such Patents or Patent Licenses, and the Grantor hereby constitutes the Collateral Agent its attorney-in-fact to execute and file all such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power being coupled with an interest is irrevocable until the Grantor shall have paid and performed in full all of its obligations under this Agreement and the other Transaction Documents.

(4) The Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the PTO to maintain and pursue each Patent including, without limitation, payment of maintenance fees.

(5) In the event that any Patent included in the Collateral is infringed by a third party, the Grantor shall promptly notify the Collateral Agent after it learns thereof and shall, if appropriate, sue for infringement, seeking injunctive relief where appropriate and to recover any and all damages for such infringement, or take such other actions as the Grantor shall reasonably deem appropriate under the circumstances to protect such Patent.

(6) The Grantor hereby grants to the Collateral Agent and its employees and agents the right, upon prior written notice, to visit the Grantor’s plants and facilities, and the Grantor shall use its best efforts to arrange for the Collateral Agent and its employees and agents to have access to such plants and facilities of third parties which manufacture or supply goods or services, for or under contract with the Grantor.

(i) Trademarks.

(1) The Grantor (either itself or through licensees) will, with respect to each Trademark identified in Exhibit B, as Exhibit B may be amended, supplemented or otherwise modified from time to time, (i) continue to use or have used such Trademark to the extent necessary to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) employ such Trademark with the appropriate notice of registration, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Collateral Agent, for the ratable benefit of the Holders, shall obtain a first priority perfected security interest in the Company’s interest in such mark pursuant to this Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any such Trademark may become invalidated.

(2) The Grantor will promptly notify the Collateral Agent if any application or registration relating to any Trademark may become abandoned, canceled or denied, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the PTO or any court or tribunal in any country) regarding the Grantor’s ownership interest in such Trademark or its right to register the same or to keep and maintain the same.

(3) The Grantor will, with respect to any Trademark that the Grantor registers after the Issuance Date or any Trademark License that the Grantor acquires after the Issuance Date, promptly (i) take all actions necessary so that the Collateral Agent, for the ratable benefit of the Holders, shall obtain a perfected security interest in such Trademark or Trademark License and (ii) provide to the Collateral Agent a revised Exhibit B listing all registered Trademarks and all Trademark Licenses in which the Grantor has an interest.

(4) Upon request of the Collateral Agent, the Grantor shall execute and deliver any and all agreements, instruments, documents, and papers as the Collateral Agent may request to evidence the Collateral Agent’s security interest in any Trademark and the goodwill and general intangibles of the Grantor relating thereto or represented thereby, and the Grantor hereby constitutes the Collateral Agent its attorney-in-fact to execute and file all such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power being coupled with an interest is irrevocable until the Grantor shall have paid and performed in full all of its obligations under the Transaction Documents.

(5) The Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the PTO, to maintain and pursue each application (and to obtain the relevant registration) and to maintain the registration of the Trademarks, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

(6) In the event that any Trademark included in the Collateral is infringed, misappropriated or diluted by a third party, the Grantor shall notify the Collateral Agent and shall, if appropriate, sue for infringement, misappropriation or dilution, seeking injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution, or take such other action as the Grantor reasonably deems appropriate under the circumstances to protect such Trademark.

(j) Further Actions. Without limiting the foregoing provisions of this Section 4, the Grantor further agrees for itself and its successors and assigns to execute upon request any other lawful documents and likewise to perform any other lawful acts which may be necessary or desirable to secure fully for the Collateral Agent, for the ratable benefit of the Holders, all right, title and interest in and to the Collateral, including, but not limited to, the execution of substitution, reissue, divisional or continuation patent applications; and preliminary or other statement of the giving of testimony in any interference or other proceeding in which the Collateral or any application, Patent or Trademark directed thereto or derived therefrom may be involved.

(k) License Agreements. The Grantor shall comply with its obligations under each of its Patent Licenses and Trademark Licenses.

(l) Changes in Locations, Name, Etc. The Grantor will not (i) change the location of its chief executive office/chief place of business from that specified in Section 3(e) or (ii) change its name, identity or corporate structure to such an extent that any statement filed by the Collateral Agent with the PTO in connection with this Agreement would become misleading, unless it shall have given the Collateral Agent at least 30 days prior written notice thereof and, prior to such action or event, shall have taken appropriate action satisfactory to the Collateral Agent to preserve and protect the Collateral Agent’s collateral assignment and the Security Interest under this Agreement.

(m) Subsidiaries. This Agreement is entered into on behalf of and for the benefit of the Grantor. The Grantor will not permit any of its Subsidiaries or Affiliates or any other entities controlled by the Grantor to have any ownership or other rights in or to exercise any control over the Collateral.

(n) Indemnification. The Grantor agrees to indemnify and hold harmless the Collateral Agent and each Holder and their respective officers, directors, Affiliates, agents and investment advisors (each, an “Indemnified Person”) from and against any and all claims, demands, losses, judgments and liabilities (including liabilities for penalties) of whatsoever kind or nature, and to reimburse the Collateral Agent and each Holder for all costs and expenses, including reasonable attorneys’ fees and expenses, arising out of or resulting from this Agreement, including any breach hereof or Event of Default hereunder, or the exercise by the Collateral Agent or any Holder, as the case may be, of any right or remedy granted to it hereunder or under the other Transaction Documents or under applicable law; provided, however, that the Grantor shall not be required to indemnify a particular Indemnified Person to the extent any claim, demand, loss, judgment, liability, cost or expense is determined by final judgment (not subject to further appeal) of a court of competent jurisdiction to have arisen primarily from the gross negligence or willful misconduct of such Indemnified Person. In no event shall any Indemnified Person other than the Collateral Agent have any liability or obligation to the Grantor under this Agreement or applicable law (liability under which the Grantor hereby waives) for any matter or thing in connection with this Agreement, and in no event shall the Collateral Agent or any Holder be liable, in the absence of a determination of gross negligence or willful misconduct on its part by final judgment (not subject to further appeal) of a court of competent jurisdiction, for any matter or thing in connection with this Agreement other than to account for moneys actually received by it in accordance with the terms hereof. If and to the extent that the obligations of the Grantor under this Section 4(n) are unenforceable for any reason, the Grantor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law. In any suit, proceeding or action brought by the Collateral Agent or any Holder under any Account or Contract that constitutes part of the Collateral for any sum owing thereunder, or to enforce any provisions of any such Account or Contract, the Grantor will save, indemnify and keep the Collateral Agent and each Holder harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by the Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from the Grantor.

5. Collateral Agent’s Powers.

(a) Powers. The Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof or investment advisor thereto, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Grantor and in the name of the Grantor or in its own name, from time to time in the Collateral Agent’s discretion, during any period in which an Event of Default is continuing, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, the Grantor hereby gives the Collateral Agent and each such officer, agent and investment advisor the power and right, on behalf of the Grantor, without notice to or assent by the Grantor, except any notice required by law, to do the following:

(1) to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under or with respect to any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under or with respect to any such Collateral whenever payable, in each case in the name of the Grantor or its own name, or otherwise;

(2) to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral and to pay all or any part of the premiums therefor and the costs thereof; and

(3) (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against the Grantor with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Collateral Agent may deem appropriate; (G) to assign (along with  the goodwill of  the business pertaining thereto)  any Patent or Trademark for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; and (H) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and to do, at the Collateral Agent’s option and the Grantor’s expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s Liens thereon and to effect the intent of this Agreement, all as fully and effectively as the Grantor might do.

The Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable until the Grantor shall have paid and performed in full all of the Obligations.

(b) Filing and Recordation. In addition to the filings the Grantor is required to make as specified in Exhibit C, this Agreement or an instrument referring hereto may be filed and recorded in such public offices and with such governmental authorities, including the PTO, as the Collateral Agent may determine from time to time. The Collateral Agent may so file and record this Agreement as a “security interest”, “collateral assignment”, “assignment” or similar designation as the Collateral Agent may determine (so long as such designation is consistent with the terms of this Agreement) and the Collateral Agent may from time to time rerecord and refile or take other action to change the designation under which this Agreement is filed or recorded (so long as such designation is consistent with the terms of this Agreement).

(c) Other Powers. The Grantor also authorizes the Collateral Agent, at any time and from time to time, to execute, in connection with the sale provided for herein, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

(d) No Duty on Collateral Agent’s Part. The powers conferred on the Collateral Agent hereunder are solely to protect the Collateral Agent’s interests in the Collateral for the ratable benefit of the Holders and shall not impose any duty upon the Collateral Agent to exercise any such powers. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

(e) Grantor Remains Liable under Contracts. Anything herein to the contrary notwithstanding, the Grantor shall remain liable under each of the ontracts that constitute part of the Collateral to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with and pursuant to the terms and provisions of each such Contract. The Collateral Agent shall not have any obligation or liability under any Contract that constitutes part of the Collateral by reason of or arising out of this Agreement or the receipt by the Collateral Agent of any payment relating to such Contract pursuant hereto, nor shall the Collateral Agent be obligated in any manner to perform any of the obligations of the Grantor under or pursuant to any such Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any such Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

6. Performance by Collateral Agent of Grantor’s Obligations. If the Grantor fails to perform or comply with any of its agreements contained herein and the Collateral Agent, as provided for by the terms of this Agreement and following reasonable notice to the Grantor, may itself perform or comply, or otherwise cause performance or compliance, with such agreement, and the expenses of the Collateral Agent incurred in connection with such performance or compliance shall be payable by the Grantor to the Collateral Agent on demand and shall constitute Obligations secured hereby.

7. Remedies. If an Event of Default has occurred and is continuing, but in the case of Events of Default that are solely ones covered by the final clause (2) of Section 4.01 of any Note, only after the expiration of the 120-day period specified in such clause (2) the Collateral Agent may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, if an Event of Default has occurred and is continuing, but in the case of Events of Default that are solely ones covered by the final clause (2) of Section 4.01 of any Note, only after the expiration of the 120-day period specified in such clause (2) the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below or expressly provided for) to or upon the Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are, to the extent permitted by applicable law, hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, license, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), at public or private sale or sales, at any exchange, broker’s board or office of the Collateral Agent or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Agent shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Grantor, which right or equity is hereby waived, to the extent permitted by applicable law, or released.

The Grantor further agrees, if an Event of Default has occurred and is continuing, at the Collateral Agent’s request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at the Grantor’s premises or elsewhere. The Collateral Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Collateral Agent hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Collateral Agent may elect, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, need the Collateral Agent account for the surplus, if any, to the Grantor. To the extent permitted by applicable law, the Grantor waives all claims, damages and demands it may acquire against the Collateral Agent arising out of the exercise by it of any rights hereunder, provided, that nothing contained in this Section shall relieve the Collateral Agent from liability arising solely from its gross negligence or willful misconduct. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten days before such sale or other disposition. The Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Collateral Agent to collect such deficiency.

8. Limitation on Duties Regarding Preservation of Collateral. The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under the Code or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. Neither the Collateral Agent nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Grantor or otherwise.

9. Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest until the Grantor has paid and performed in full all of the Obligations.

10. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11. Paragraph Headings, Captions, Etc. The paragraph headings, the captions and the footers, used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

12. No Waiver; Cumulative Remedies. The Collateral Agent shall not by any act, delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent would otherwise have on any future occasion. The rights and remedies herein and in the other Transaction Documents provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law or in equity or by statute.

13. Waivers and Amendments; Successors and Assigns. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the party to be charged with enforcement; provided, however, that any provision of this Agreement may be waived, amended, supplemented or otherwise modified by the Collateral Agent only with the prior written approval of the Majority Holders. This Agreement shall be binding upon the successors and assigns of the Grantor and shall inure to the benefit of the Collateral Agent and its successors and assigns. The Grantor may not assign its rights or obligations under this Agreement without the prior written consent of the Collateral Agent, which the Collateral Agent may withhold in the discretion of the Majority Holders. The requirements for resignation, and appointment of a successor to, the Collateral Agent are established by Exhibit D hereto and not by this Agreement.

14. Termination of Security Interest; Release of Collateral. (a) Upon the payment and performance in full by the Grantor of the Obligations, all right, title and interest of the Collateral Agent in and to the Collateral, including the Security Interest, pursuant to this Agreement shall terminate and all rights to the Collateral shall revert to the Grantor.

(b) At any time and from time to time prior to termination of the right, title and interest of the Collateral Agent in and to the Collateral pursuant to Section 14(a), the Collateral Agent shall release any of the Collateral only with the prior written consent of the Majority Holders.

(c) Upon any such termination of the Security Interest, the Collateral Agent will, at the expense of the Grantor, execute and deliver to the Grantor such documents and take such other actions as the Grantor shall reasonably request to evidence the reassignment of the Collateral to the Grantor and the termination of the Security Interest. The Collateral Agent shall deliver to the Grantor all Collateral so released then in its possession.

15. Notices. Any notices required or permitted to be given under the terms of this Agreement shall be in writing and shall be sent by mail, personal delivery, telephone line facsimile transmission or courier and shall be effective five days after being placed in the mail, if mailed, or upon receipt, if delivered personally, by telephone line facsimile transmission or by courier, in each case addressed to a party at such party’s address (or telephone line facsimile transmission number) shown below or such other address (or telephone line facsimile transmission number) as a party shall have provided by notice to the other party in accordance with this provision. In the case of any notice to the Grantor, such notice shall be addressed to the Grantor at 10500 N.E. 8th Street, Suite 1400,Bellevue, WA 98004, Attention: Chief Financial Officer (telephone line facsimile number (425) 749-3601), with a copy to Sichenzia Ross Friedman Ference LLP, 1065 Avenue of the Americas, 21st Floor, New York, New York 10018, Attention: Richard A. Friedman, Esq. (telephone line facsimile number (212) 930-9725), and in the case of any notice to the Collateral Agent, such notice shall be addressed to the Collateral Agent at c/o Alexandra Investment Management, LLC, 767 Third Avenue, 39th Floor, New York, New York 10017, Attention: Chief Compliance Officer (telephone line facsimile transmission number (212) 301-1800).

16. Fees and Expenses. The Grantor agrees to pay the fees of the Collateral Agent in performing its services under this Agreement and all reasonable expenses (including but not limited to attorneys’ fees and costs for legal services, costs of insurance and payments of taxes or other charges) of, or incidental to, the custody, care, sale or realization on any of the Collateral or in any way relating to the performance of the obligations or the enforcement or protection of the rights of the Collateral Agent hereunder.

17. Concerning Collateral Agent. The Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or nonexercise by the Collateral Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the Holders, be governed by Exhibit D to this Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantor, except as expressly provided in Sections 13 and 14, the Collateral Agent shall be conclusively presumed to be acting as agent for the Holders with full and valid authority so to act or refrain from acting, and the Grantor shall not be under any obligation to make any inquiry respecting such authority. The Collateral Agent hereby waives for the benefit of the Holders any claim, right or Lien of the Collateral Agent against the Collateral arising under applicable law or arising from any business or transaction between the Collateral Agent and the Grantor other than pursuant to this Agreement or any of the other Transaction Documents.

18. Survival. All representations, warranties, covenants and agreements of the Grantor and of the Collateral Agent contained herein will survive the execution and delivery hereof and the release of any Collateral pursuant hereto and shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Collateral Agent or the Grantor or any person who controls the Collateral Agent or the Grantor.

19. Grantor’s Obligations Absolute, Etc. The obligations of the Grantor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation: (a) any renewal, extension, amendment or modification of or addition or supplement to or deletion from any of the Transaction Documents or any other agreement or instrument referred to therein, or any assignment or transfer of any thereof; (b) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such Transaction Document or other agreement or instrument; (c) any furnishing of any additional security to the Collateral Agent or its assignees or any acceptance thereof or any release of any security by the Collateral Agent or its assignees; (d) any limitation on any party’s liability or obligations under any such Transaction Document or other agreement or instrument or any invalidity or unenforceability, in whole or in part, of any such Transaction Document or other agreement or instrument or any term thereof; or (e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Grantor, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not the Grantor shall have notice or knowledge of any of the foregoing.

20. Integration. This Agreement and the Security Agreement represent the entire agreement of the Grantor and the Collateral Agent with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Collateral Agent relative to subject matter hereof not expressly set forth or referred to herein or therein.

21. Counterparts; Execution. This Agreement may be executed in any number of counterparts and all the counterparts taken together shall be deemed to constitute one and the same instrument. This Agreement, once executed by a party, may be delivered to the other party hereto by telephone line facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

22. Governing Law. This Agreement and the rights and obligations of the Grantor under this Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York, except to the extent that under the New York Uniform Commercial Code the laws of another jurisdiction govern matters of perfection and the effect of perfection or non-perfection of any security interest granted hereunder.

23. Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

[signature page follows]

IN WITNESS WHEREOF, the Grantor and the Collateral Agent have caused this Agreement to be duly executed and delivered by their respective officers or other representatives thereunto duly authorized as of the date first above written.

EMAGIN CORPORATION

By:	/s/ Gary W. Jones
Name: Gary W. Jones
Title: Chief Executive Officer

ALEXANDRA GLOBAL MASTER FUND LTD., as Collateral Agent
ALEXANDRA INVESTMENT MANAGEMENT, LLC, as Investment Advisor
By:	/s/ Mikhail Filimonov
Name: Mikhail Filimonov
Title: Chairman and Chief Executive Officer

STATE OF_________________________)
                          )  SS:
COUNTY OF_______________________)

[CHECK FOR APPLICABLE FORM OF ACKNOWLEDGEMENT WHERE SIGNED] On this      day of July __, 2006, before me personally appeared                                 proved to me on the basis of satisfactory evidence to be the person who executed the above Patent and Trademark Security Agreement as                                 on behalf of eMagin Corporation, a Delaware corporation, and acknowledged to me that the corporation executed it.

WITNESS my hand and official seal.

________________________________________
NOTARY PUBLIC

STATE OF__________________    )
              ) SS:
COUNTY OF________________     )

On this       day of July __, 2006, before me personally appeared                                 proved to me on the basis of satisfactory evidence to be the person who executed the above Patent and Trademark Security Agreement as                                 on behalf of Alexandra Investment Management, LLC, as Investment Adviser to Alexandra Global Master Fund Ltd., and acknowledged to me that the limited liability company executed it.

WITNESS my hand and official seal.

________________________________________
NOTARY PUBLIC

EXHIBIT A

Patents, Patent Licenses and Patent Applications

ISSUED PATENTS

Patent Number	Title	Issue Date
7,068,258	Portable communication device with virtual image display module	June 27, 2006
2,173,248 (Canada)	Head Mounted Display System with Aspheric Optics (corr. to 5,543,816)	May 27, 2005
6,885,147	Organic Light Emitting Diode Devices with Improved Anode Stability	April 26, 2005
2,173,624 (Canada)	Binocular Head Mounted Display System	March 29, 2005
6,858,989	Method and System for Stabilizing Thin Film Transistors in AMOLED displays	February 22, 2005
6,809,710	Grey Scale Pixel Driver for Electronic Display and Method of Operation Therefor	October 26, 2004
6,809,710	Grey Scale Pixel Driver for Electronic Display and Method of Operation Therefor	October 26, 2004
6,760,034	Three Dimensional Display Emulation Method and System	July 6, 2004
98808734,0	Laser Ablation Method to Fabricate Color Organic Light Emitting Diode Displays	May 26, 2004
6,657,224	Organic Light Emitting Diode Devices Using Thermostable Hole-Injection and Hole-Transport Compounds	December 2, 2003
6,608,283	Apparatus and Method for Solder-Sealing an active Matrix Organic Light Emitting Diode	August 19, 2003
6,608,439	Inorganic-Based Color Conversion Matrix Element for Organic Color Display Devices and Method of Fabrication	August 19, 2003

6,337,492	Serially-Connected Organic Light Emitting Diode Stack Having Conductors Sandwiching Each Light Emitting Layer	January 8, 2002
6,288,232	Synthesis of Pyrazolinynaphthalic Acid Derivatives	September 11, 2001
6,278,237	Laterally Structured High Resolution Multicolor Organic Electroluminescence Display Device	August 21, 2001
6,265,820	Heat Removal System for use in Organic Light Emitting Diode Displays Having High Brightness	July 24, 2001
6,255,771	Flashover Control Structure for Field Emitter Displays and Method of making the same	July 3, 2001
6,232,934	Binocular Head Mounted Display System	May 15, 2001
6,218,777	Field Emission Display Spacer with Guard Electrode	April 14, 2001
6,215,840	Method and Apparatus for Sequential Memory Addressing	April 10, 2001
6,204,975	Reflective Micro-Display System	March 20, 2001
6,198,214	Large Area Spacer-Less Field Emissive Display Package	March 6, 2001
6,198,220	Sealing Structure for Organic Light Emitting Devices	March 6, 2001
6,181,304	Convertible Right Eye/Left Eye Monocular Head Mounted Display System	January 30, 2001
6,169,358	Method and Apparatus for Flashover Control Including a High Voltage Spacer for Parallel Plate Electron Beam Array Devices and Method of Making Thereof	January 2, 2001
6,166,820	Laser Interferometric Lithographic System Providing Automatic Change of Fringe Spacing	December 26, 2000
6,157,291	Head Mounted Display System	December 5, 2000
6,144,145	High Performance Field Emitter and Method of Producing the Same	November 7, 2000

6,136,621	High Aspect Ratio Gated Emitter Structure and Method of Making	October 24, 2000
6,101,028	Miniature Microscope	August 8, 2000
6,069,443	Passive Matrix OLED Display	May 30, 2000
6,060,728	Organic Light Emitting Device Structure and Process	May 9, 2000
6,027,388	Lithographic Structure and Method for Making Field Emitters	February 22, 2000
6,023,259	OLED Active Matrix Using a Single Transistor Current Mode Pixel Design	February 8, 2000
6,016,033	Electrode Structure for High Resolution Organic Light-Emitting Diode Displays and Method for Making the Same	January 18, 2000
6,005,720	Reflective Micro-Display System	December 21, 1999
5,965,898	High Aspect Ratio Gated Emitter Structure and Method of Making	October 12, 1999
5,959,725	Large Area Energy Beam Intensity Profiler	September 28, 1999
5,920,080	Emissive Display Using Organic Light Emitting Diodes	July 6, 1999
5,903,098	Field Emission Display Device Having Multiplicity of Through Conductive Vias and a Backside Connector	May 11, 1999
5,903,243	Compact body-Mountable Field Emission Display Device and Display Panel Having Utility for use Therewith	May 11, 1999
5,771,098	Laser Interferometric Lithographic System Providing Automatic Change of Fringe Spacing	June 23, 1998
5,708,449	Binocular Head Mounted Display System	January 13, 1998
5,688,158	Planarizing Process for Field Emitter Displays and Other Electron Source Applications	November 18, 1997
5,672,938	Light Emission Device Comprising Light Emitting Organic Material and Electron Injection Enhancement Structure	September 30, 1997

5,663,608	Field Emission Display Devices, and Field Emission Electron Beam Source and Isolation Structure Components Therefor	September 2, 1997
5,647,785	Methods of Making Vertical Microelectronic Field Emission Devices	July 15, 1997
Des 380,482	Head Mounted Display System	July 1, 1997
5,629,583	Flat Panel Display Assembly Comprising Photoformed Spacer Structure and Method of Making the Same	May 13, 1997
5,619,889	Method of Making Microstructural Surgical Instruments	April 15, 1997
5,619,097	Panel Display with Dielectric Spacer Structure	April 8, 1997
5,587,623	Field Emitter Structure and Method of Making the Same	December 24, 1996
5,583,393	Selectively Shaped Field Emission Electron Beam Source and Phosphor Array for use Therewith	December 10, 1996
5,561,339	Field Emission Array Magnetic Sensor Devices	October 1, 1996
5,548,181	Field Emission Device Comprising Dielectric Overlayer	August 20, 1996
5,546,099	Head Mounted Display System Light Blocking Structure	August 13, 1996
5,543,816	Head Mounted Display System with Aspheric Optics	August 6, 1996
5,539,422	Head Mounted Display System	July 23, 1996
5,534,743	Field Emission Display Devices, and Field Emission Electron Beam Source and Isolation Structure Components Therefor	July 9, 1996
5,529,524	Method of Forming a Spacer Structure Between Opposedly Facing Plate Members	June 25, 1996
Des 359,729	Portable Interface Unit for a Head-Up Display System	June 27, 1995

5,144,191	Horizontal Microelectronic Field Emission Devices	September 1, 1992
5,126,287	Self-Aligned Electron Emitter Fabrication Method and Device Formed Thereby	June 30, 1992
4,902,898	Wand Optices Column and Associated Array Wand and Charged Particle Source	February 20, 1990
98808734.0 (China)	Laser Ablation Method To Fabricate Color OLED Displays	May 26, 2004

PATENT APPLICATIONS IN PROGRESS

Patent Application No.	Title	Issue Date
11/169,154	Method of Clearing Electrical Contact Pads in Thin Film Sealed OLED Devices	N/A
09/785,270	Display Method and System	N/A
09/849,745	Portable Communication Device With Virtual Image Display Module	N/A
60/684,633	Tapered Fiber Optic Bundle Megadisplay	N/A
60/583,158	Photoresist Laser Ablation	N/A
09/814,853	Light Extraction from Color Changing Medium Layers in Organic Light Emitting Diode Devices	N/A
504797/99 (Japan)	Emissive Display Using Organic Light Emitting Diodes	N/A
2000-550128 (Japan)	An Improved Electrode Structure for Organic Light Emitting Diode Devices	N/A
6-523218 (Japan)	Head Mounted Display System	N/A
9-531760 (Japan)	Support for a Head Mounted Display System	N/A
2004-261527 (Japan; divisional)	Binocular Head Mounted Display System	N/A
2000-565526 (Japan)	Convertible Right Eye/Left Eye Monocular Head Mounted Display System	N/A
2000-589993 (Japan)	Reflective Micro-Display System; Miniature Microscope and Reflective Micro-display system respectively	N/A
01950594,0 (Europe)	OLED Devices Using Thermostable Hole-Injection and Hole-Transport Compounds	N/A
11/439,014	Tapered Fiber Optic Bundle Metadisplay	N/A

11/402,092	Auto-calibrating Gamma Correction Circuit	N/A
11/399,170	OLED Active Matrix Cell Designed For Optimal Uniformity	N/A
133,678 (Israel)	Emissive Display Using Organic Light Emitting Diodes	N/A
60/755,907	Automatic Timeout Image Orientation System For FOLED Micro-display	N/A
60/725,406	Novel OLED Lighting Device	N/A
2,490,344 (Canada; divisional)	Binocular Head-Mounted Display System	N/A

KODAK PATENTS (partial list)

Topic	U.S. Pat. No.	Issued

Multilayer structure	4,356,429	1982
Multilayer structure - Alq	4,539,507	1985
Porphyrin injecting layer	4,720,432	1988
Luminescent zone - dye dopant	4,769,292	1988
Improved cathode	4,885,211	1989
Silazane HTL	4,950,950	1990
Improved intensity circuit	4,996,523	1991
Cathode overlayer for stability	5,047,687	1991
Cathode metal cap	5,059,861	1991
Mg, Al cathode	5,059,862	1991
Organic amines HTL	5,061,569	1991
Fused metal cathode	5,073,446	1991
Blue emitters	5,141,671	1992
Blue emitters	5,150,006	1992
Blue emitters	5,151,629	1992
Integral shadow mask	5,276,380	1994
Integral shadow mask color	5,294,869	1994
Color change medium	5,294,870	1994
White emitter (2-layer) BAlq	5,405,709	1995
Phalocyanine dopant	5,409,783	1995
OLED ultra thin device	5,482,896	1996
ALQ blue	5,484,922	1996
OLED ultra thin substrate	5,530,269	1996
OLED TFT process	5,550,066	1996
AC drive scheme	5,552,678	1997
Polyaromatic amine HTL	5,554,450	1996
Quinacridone green	5,593,788	1997
Electron injector (silicides etc.)	5,608,287	1997
Camera data printer	5,634,156	1997
Blue emitter oxadizoles	5,645,948	1997
Camera Information Display	5,652,930	1997
White emitter structure	5,683,823	1997
OLED TFT device	5,684,365	1997
Blue emitter metal complex	5,755,999	1998
LiF cathode	5,776,622	1998

EXHIBIT B

Trademarks and Trademark Licenses

Serial App. No.	Item	Status	Filing Date	Published, Allowed, or Registered
78-463416	VIRTUAL VISION VERACITY (Block letters)	Allowed - 1st extension of time granted	Aug 6, 2004	P May 2, 2006
78-463402	VERACITY (Block letters)		Aug 6, 2004	A Sep 27, 2005
78-235749	EGLASS	Registered, Int'l	Apr 9, 2003	R Aug 17, 2004
78-853656	PRIVATE EYES (Block letters)	Pending - Initialized, Int'l	Apr 4, 2006
78-853655	PRIVATE EYE	Pending - Initialized, Int'l	Apr 4, 2006
78-852411	EYEVIEWER	Pending - Initialized, Int'l	Apr 3, 2006
78-852409	EYEWITNESS (	Pending - Initialized, Int'l	Apr 3, 2006
78-541421	Z800 3D VISOR	Pending - Non-final action, Int'l	Jan 3, 2005
78-667562	PERSONAL VIEWER	Pending - Non-final action, Int'l	Jul 11, 2005
78-667564	3DVISOR	Pending - Suspension letter, Int'l	Jul 11, 2005
78-667565	GET INSIDE THE GAME	Pending - Non-final action, Int'l	Jul 11, 2005
78-720607	EYEBUD	Pending - Non-final action, Int'l	Sep 26, 2005
75-856770	EMAGIN	Registered, Int'l	Nov 23, 1999	R Mar 23, 2004
74-285,321	VIRTUAL VISION	Registered	June 16, 1992	Dec. 6, 1994

B-1

EXHIBIT C
Filings Required for Collateral Assignment
and to Perfect Security Interest

1. Filing with the PTO

2. Filing of UCC-1 Financing Statement with the State of Delaware

3. Filing of UCC-1 Financing Statement with the State of Washington

4. Filing of UCC-1 Financing Statement with the State of New York

C-2

EXHIBIT D

The Collateral Agent

1. Appointment. The Holders (all capitalized terms used in this Exhibit D and not otherwise defined shall have the respective meanings provided in the Patent and Trademark Security Agreement to which this Exhibit D is attached (the “Patent and Trademark Security Agreement”)), by their acceptance of the benefits of the Patent and Trademark Security Agreement, hereby irrevocably designate Alexandra Global Master Fund Ltd., as Collateral Agent, to act as specified herein and in the Patent and Trademark Security Agreement. Each Buyer hereby irrevocably authorizes, and each other Holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Collateral Agent to take such action on its behalf under the provisions of the Patent and Trademark Security Agreement and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Collateral Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Collateral Agent may perform any of its duties hereunder by or through its agents or employees.

2. Nature of Duties.  The Collateral Agent shall have no duties or responsibilities except those expressly set forth in the Patent and Trademark Security Agreement. Neither the Collateral Agent nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted by it as such under the Patent and Trademark Security Agreement or hereunder or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Collateral Agent shall be mechanical and administrative in nature; the Collateral Agent shall not have by reason of the Patent and Trademark Security Agreement or any other Transaction Document a fiduciary relationship in respect of any Holder; and nothing in the Patent and Trademark Security Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Collateral Agent any obligations in respect of the Patent and Trademark Security Agreement except as expressly set forth herein. The Collateral Agent shall not take any material action or exercise any material right or power pursuant to Section 5, 6 or 7 of this Agreement without the authorization or direction of the Majority Holders; provided, however, that if the Collateral Agent determines that it is unable to contact the Majority Holders for purposes of seeking such authorization or direction or time will not permit the Collateral Agent to so contact the Majority Holders prior to such time as detriment may occur to the rights of the Collateral Agent or the Holders from any failure of the Collateral Agent to act or exercise such right, then in any such case the Collateral Agent may take such action or exercise such right without specific authorization or direction from the Majority Holders.

The Collateral Agent shall not be liable for any act it may do or omit to do while acting in good faith and in the exercise of its own best judgment. Any act done or omitted by the Collateral Agent on the advice of its own attorneys shall be deemed conclusively to have been done or omitted in good faith. The Collateral Agent shall have the right at any time to consult with counsel on any question arising under this Patent and Trademark Security Agreement. The Collateral Agent shall incur no liability for any delay reasonably required to obtain the advice of counsel.

3. Lack of Reliance on the Collateral Agent. Independently and without reliance upon the Collateral Agent, each Holder, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Grantor and its subsidiaries in connection with the making and the continuance of the Obligations and the taking or not taking of any action in connection therewith, and (ii) its own appraisal of the creditworthiness of the Grantor and its subsidiaries, and the Collateral Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Holder with any credit or other information with respect thereto, whether coming into its possession before any Obligation arises or the purchase of any Note, or at any time or times thereafter. The Collateral Agent shall not be responsible to any Holder for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of the Patent and Trademark Security Agreement or the financial condition of the Grantor or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of the Patent and Trademark Security Agreement, or the financial condition of the Grantor, or the existence or possible existence of any Event of Default.

4. Certain Rights of the Collateral Agent.  No Holder shall have the right to cause the Collateral Agent to take any action with respect to the Collateral, with only the Majority Holders having the right to direct the Collateral Agent to take any such action. If the Collateral Agent shall request instructions from the Majority Holders with respect to any act or action (including failure to act) in connection with the Patent and Trademark Security Agreement, the Collateral Agent shall be entitled to refrain from such act or taking such action unless and until it shall have received instructions from the Majority Holders, and to the extent requested, appropriate indemnification in respect of actions to be taken by the Collateral Agent; and the Collateral Agent shall not incur liability to any person by reason of so refraining. Without limiting the foregoing, no Holder shall have any right of action whatsoever against the Collateral Agent as a result of the Collateral Agent acting or refraining from acting hereunder in accordance with the instructions of the Majority Holders or as otherwise specifically provided in the Patent and Trademark Security Agreement.

5. Reliance. The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to the Patent and Trademark Security Agreement and its duties thereunder, upon advice of counsel selected by it.

6. Limitation of Holder Liability.  The Holders shall not be liable for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Collateral Agent in performing its duties hereunder or under the Patent and Trademark Security Agreement.

7. The Collateral Agent in its Individual Capacity.  The Collateral Agent and its affiliates may lend money to, purchase, sell and trade in securities of and generally engage in any kind of business with the Grantor or any affiliate or subsidiary of the Grantor as if it were not performing the duties specified herein, and may accept fees and other consideration from the Grantor for services to the Grantor in connection with the Transaction Documents and otherwise without having to account for the same to the Holders; provided, however, that the Collateral Agent on behalf of itself and such affiliates, hereby waives any claim, right or Lien against the Collateral in any way arising from or relating to any such loan, securities transaction or business with the Grantor.

8. Holders. The Collateral Agent may deem and treat the holder of record of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof, as the case may be, shall have been filed with the Collateral Agent. Any request, authority or consent of any person or entity who, at the time of making such request or giving such authority or consent, is the holder of record of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee, as the case may be, of such Note or of any Note(s) issued in exchange therefor.

9. Resignation by the Collateral Agent.  (a) The Collateral Agent may resign from the performance of all its functions and duties under the Patent and Trademark Security Agreement at any time by giving 60 Business Days’ prior written notice (as provided in the Patent and Trademark Security Agreement) to the Grantor and the Holders. Such resignation shall take effect upon the appointment of a successor Collateral Agent pursuant to clauses (b) and (c) below.

(b) Upon any such notice of resignation, the Majority Holders shall appoint a successor Collateral Agent hereunder.

(c) If a successor Collateral Agent shall not have been so appointed within said 60 Business Day period, the Collateral Agent shall then appoint a successor Collateral Agent who shall serve as Collateral Agent hereunder or thereunder until such time, if any, as the Majority Holders appoint a successor Collateral Agent as provided above. If a successor Collateral Agent has not been appointed within such 60-day period, the Collateral Agent may petition any court of competent jurisdiction or may interplead the Grantor and Holders in a proceeding for the appointment of a successor Collateral Agent, and all fees, including but not limited to extraordinary fees associated with the filing of interpleader, and expenses associated therewith shall be payable by the Grantor.

(d) The fees of any successor Collateral Agent for its services as such shall be payable by the Grantor.

EXHIBIT E

FORM OF PATENT COLLATERAL ASSIGNMENT
AND SECURITY AGREEMENT

This PATENT SECURITY AGREEMENT, dated as of July 21, 2006, made by eMagin Corporation, a Delaware corporation (the “Grantor”), to Alexandra Global Master Fund Ltd., a British Virgin Islands international business company, as collateral agent (in such capacity, the “Collateral Agent”) on behalf of the Holders.

W I T N E S S E T H:

WHEREAS, the Grantor has acquired certain right, title and interest in certain United States patents and patent applications identified in Exhibit 1 hereto (the “Patents”);

WHEREAS, the Grantor and the Buyers are parties to certain Note Purchase Agreements, dated as of July 21, 2006 (as from time to time amended or supplemented, the “Note Purchase Agreements”), pursuant to which, among other things, the Buyers have agreed to purchase up to $7,000,000 aggregate principal amount of 6% Senior Secured Convertible Notes due 2007-2008 (the “Notes”) of the Grantor;

WHEREAS, it is a condition precedent to the several obligations of the Buyers to purchase their respective Notes that the Grantor shall have executed and delivered a Patent and Trademark Security Agreement to the Collateral Agent for the ratable benefit of the Holders;

WHEREAS, the Grantor wishes to grant to the Collateral Agent a security interest in certain of its property and assets to secure the performance of its obligations under the Notes;

WHEREAS, the Grantor is contemporaneously entering into a Security Agreement and a Patent and Trademark Security Agreement with the Collateral Agent for the ratable benefit of the Holders; and

WHEREAS, the Grantor and Collateral Agent by this instrument seek to confirm and make a record of the collateral assignment of and grant of a security interest in the Patents.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Grantor does hereby acknowledge and confirm that it has made a collateral assignment to the Collateral Agent of, and has granted to the Collateral Agent a security interest in, all of the Grantor’s right, title and interest in, to, and under the Patents. The Grantor also acknowledges and confirms that the rights and remedies of the Collateral Agent with respect to the collateral assignment of and security interests in the Patents acknowledged and confirmed hereby are more fully set forth in the Patent and Trademark Security Agreement and the Security Agreement, the terms and provisions of which are incorporated herein by reference.

EMAGIN CORPORATION

By:
Name
Title

ALEXANDRA GLOBAL MASTER FUND LTD., as Collateral Agent
ALEXANDRA INVESTMENT MANAGEMENT, LLC, as Investment Advisor
By:
Name: Mikhail Filimonov
Title: Chairman and Chief Executive Officer

For eMagin Corporation:

STATE OF____________________ )
                                                                    ) SS:
COUNTY OF__________________  )

Subscribed and sworn to this        day of                  , 2006.

_________________________________________________
Notary Public

My Commission Expires:

For Alexandra Global Master Fund Ltd.,
as Collateral Agent:

STATE OF_______________________ )
                                                                           ) SS:
COUNTY OF_____________________  )

Subscribed and sworn to this        day of                  , 2006.

_______________________________________________
Notary Public

My Commission Expires:

EXHIBIT 1

Patents and Patent Applications

E-1-4

EXHIBIT F

FORM OF TRADEMARK COLLATERAL ASSIGNMENT
AND SECURITY AGREEMENT

This TRADEMARK SECURITY AGREEMENT, dated as of July 21, 2006, made by eMagin Corporation, a Delaware corporation (the “Grantor”), to Alexandra Global Master Fund Ltd., a British Virgin Islands international business company, as collateral agent (in such capacity, the “Collateral Agent”) on behalf of the Holders.

W I T N E S S E T H:

WHEREAS, the Grantor has acquired an interest in certain trademarks identified in Exhibit B hereto (the “Trademarks”);

WHEREAS, the Grantor and the Buyers are parties to certain Note Purchase Agreements, dated as of July 21, 2006 (as from time to time amended or supplemented, the “Note Purchase Agreements”), pursuant to which, among other things, the Buyers have agreed to purchase up to $7,000,000 aggregate principal amount of 6% Senior Secured Convertible Notes due 2007-2008 (the “Notes”) of the Grantor;

WHEREAS, it is a condition precedent to the several obligations of the Buyers to purchase their respective Notes that the Grantor shall have executed and delivered a Patent and Trademark Security Agreement to the Collateral Agent for the ratable benefit of the Holders;

WHEREAS, the Grantor wishes to grant to Collateral Agent a security interest in certain of its property and assets to secure the performance of its obligations under the Notes;

WHEREAS, the Grantor is contemporaneously entering into a Security Agreement and a Patent and Trademark Security Agreement with the Collateral Agent for the ratable benefit of the Holders;

WHEREAS, the Grantor and the Collateral Agent by this instrument seek to confirm and make a record of the collateral assignment of and grant of a security interest in the Trademarks.

F-1

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Grantor does hereby acknowledge and confirm that it has made a collateral assignment to the Collateral Agent of, and has granted to the Collateral Agent a security interest in, all of the Grantor’s interests the Trademarks. The Grantor also acknowledges and confirms that the rights and remedies of Collateral Agent with respect to the collateral assignment of and security interests in the Trademarks acknowledged and confirmed hereby are more fully set forth in the Patent and Trademark Security Agreement and the Security Agreement, the terms and provisions of which are incorporated herein by reference.

EMAGIN CORPORATION

By:	/s/
Name:
Title:

ALEXANDRA GLOBAL MASTER FUND LTD., as Collateral Agent
By:	ALEXADRA INVESTMENT MANAGEMENT, LLC, as Investment Advisor
By:
Name: Mikhail Filimonov
Title: Chairman and Chief Executive Officer

F-2

For eMagin Corporation:

STATE OF_____________________)
                                                                     ) SS:
COUNTY OF___________________ )

Subscribed and sworn to this        day of                  , 2006.

___________________________________________
Notary Public

My Commission Expires:

For Alexandra Global Master Fund Ltd., as
Collateral Agent:

STATE OF_____________________)
                                                                     ) SS:
COUNTY OF                                             )

Subscribed and sworn to this        day of                  , 2006.

_____________________________________________
Notary Public

My Commission Expires:

F-3